UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2013

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2013, Terry Spidell assumed the position of principal accounting officer of Juniper Networks, Inc. (the "Company") from Gene Zamiska. Mr. Zamiska continues to serve as vice president, corporate finance, of the Company.

Mr. Spidell, age 44, joined the Company as vice president, assistant corporate controller, in August 2011, and has served as vice president, corporate controller, since November 2012. Before joining the Company, Mr. Spidell was at VeriSign, Inc., a provider of Internet infrastructure services, as vice president, corporate controller, from June 2009 through July 2011 and as vice president, accounting operations, from March 2008 through June 2009. Prior to VeriSign, Mr. Spidell held various positions, most recently senior manager, at PricewaterhouseCoopers, a registered public accounting firm, from November 1993 through March 2008. Mr. Spidell is a Certified Public Accountant and holds a bachelor’s in business administration, with degrees in finance and accounting, from Boise State University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

February 27, 2013	By:	Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Executive Vice President and General Counsel